Exhibit 99.1

Press Releases

AVROBIO, Inc. Expands and Strengthens Leadership Team with Four Senior Management Hires

Birgitte Volck, M.D., Ph.D., is appointed President of Research and Development and will oversee clinical, regulatory, research and manufacturing

CAMBRIDGE, Mass., Dec. 18, 2018 (GLOBE NEWSWIRE) — AVROBIO, Inc. (NASDAQ: AVRO), (“The Company”) a Phase 2 clinical-stage gene therapy company, today announced the appointment of four key senior management hires to expand and strengthen its leadership team as it prepares for the next stage of growth.

All four leaders will be in place in January 2019 and sit on AVROBIO’s executive leadership team. Three of them, Birgitte Volck, M.D., Ph.D., President of Research and Development, Erik Ostrowski, Chief Financial Officer, and Steven Avruch, General Counsel, will report to AVROBIO’s President and CEO, Geoff MacKay. The fourth, Josie Yang, Ph.D., Vice President and Head of Regulatory Affairs, will report to Dr. Volck. With these changes, Katina Dorton and Nerissa Kreher, M.D., are leaving their roles as Chief Financial Officer and Chief Medical Officer of the company, respectively. Dr. Kreher will continue in a transitional role as a clinical advisor to AVROBIO during the first quarter of 2019.

“I’m delighted that these four world class leaders in their fields of R&D, finance, legal and regulatory affairs have chosen to bring their leadership skills and expertise to AVROBIO at this important time, as we bring more programs into the clinic and scale our operations around the world,” said Geoff MacKay, President and CEO of AVROBIO. “We searched worldwide and locally to find the very best talents. Birgitte, Erik, Steven and Josie are all excited to play a major part in the next chapters of AVROBIO’s growth as we work to advance potentially curative gene therapies to treat rare diseases. I would also like to thank both Katina and Nerissa for their significant contributions to AVROBIO, helping to build us into the company we are today; well capitalized via a strong investor base, with our Phase 2 Fabry clinical trial FAB-201 initiated, and a broad pipeline of first-in-class assets.”

Dr. Birgitte Volck, AVROBIO’s President of Research and Development, is the former Senior Vice President and Head of R&D, Rare Disease at GSK in the UK, where among other responsibilities, she oversaw ex-vivo gene therapy programs for orphan disease indications. A seasoned biotech executive and R&D leader, she is currently a non-executive board member at Ascendis Pharma, a rare disease focused technology platform biopharmaceutical company, as well as at TFS International, a contract research organization. Prior to GSK, Birgitte was Chief Medical Officer and SVP, Head of Development at Swedish Orphan Biovitrum (SOBI), a biopharmaceutical company, leading the development of their portfolio of products and product candidates in rare diseases across hemophilia, inflammation, metabolism, neonatology and genetics. In addition, Birgitte has held senior R&D and medical affairs positions with Genzyme, Pharmexa and Amgen where she led early and late stage programs and worked with product commercialization from pre-approval to launch and lifecycle management. She received her M.D. and Ph.D. degrees from Copenhagen University, Denmark, where she is now an external lecturer.

Erik Ostrowski, AVROBIO’s Chief Financial Officer, brings over 20 years of finance and biotech operating experience, including with a focus on rare diseases and cell-based therapies. He was previously CFO at Summit Therapeutics where he led the finance and investor relations functions and was instrumental in the build-out of the company’s U.S. and global operations. In addition, he led several financings and played a key role in multiple strategic transactions. Prior to joining Summit, Erik was Vice President of Finance at Organogenesis Inc., and previously worked in investment banking including as a Director of Healthcare Investment Banking with Leerink Partners. Erik began his career as an accountant with PricewaterhouseCoopers and received a BS in accounting and economics from Babson College and an MBA from the University of Chicago Booth School of Business.

Steven Avruch, AVROBIO’s General Counsel, was Chief Corporation Counsel and Assistant Secretary (VP) at Biogen Inc., and prior to that worked at Biogen as an Associate General Counsel. A corporate attorney, Steven has more than 25 years of experience in a broad range of industries including life sciences and technology companies. He graduated with an AB in Russian Studies from Dartmouth College, and later earned his Juris Doctor from Boston College Law School. He serves on the Board of Directors of the Boston Center for the Arts.

Dr. Josie Yang, AVROBIO’s Head of Regulatory Affairs, has over 25 years of experience in biomedical research in the U.S. Food and Drug Administration, and in bio-pharmaceutical industries including in regulatory affairs across all stages of drug development with biologics and small molecules in oncology, anti-inflammatory, gastroenterology and neurology therapeutic areas. Josie held leadership positions as VP and Head of Global Regulatory Strategy at PTC Therapeutics, a global biopharma company, and an Associate VP, Global Regulatory Affairs at ImClone Systems/Eli Lilly and Company. She has a DVM from National Taiwan University and a Ph.D. in Immunology from Auburn University.

About AVROBIO, Inc.

AVROBIO, Inc., is a Phase 2 clinical-stage gene therapy company developing gene therapies to potentially cure rare diseases with a single dose. AVROBIO’s lentiviral-based gene therapies employ hematopoietic stem cells that are collected from the patient and then modified with a lentiviral vector to insert a functional copy of the gene that is defective in the target disease. AVROBIO is focused on the development of its gene therapy, AVR-RD-01, in Fabry disease, as well as additional gene therapy programs in other lysosomal storage disorders including Gaucher disease, cystinosis and Pompe disease. AVROBIO is headquartered in Cambridge, MA and has offices in Toronto, ON. For additional information, visit www.avrobio.com.

Forward-Looking Statements

Various express or implied statements in this release concerning AVROBIO’s future expectations, plans and prospects, including without limitation, its expectations regarding the development and the continued progress of AVROBIO’s programs, including the therapeutic potential of its product candidates and the development thereof, the advancement of AVROBIO’s product candidates into the clinic and scaling of AVROBIO’s operations, and AVROBIO’s pipeline of assets and financial position and investor base, constitute forward- looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on management’s current expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any of AVROBIO’s ongoing or planned clinical trials, the risk that AVROBIO may not realize the intended benefits of efforts to optimize its platform, and the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause

AVROBIO’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke Partners 339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kathryn Morris

The Yates Network

Tel: 914-204-6412

kathryn@theyatesnetwork.com

Source: AVROBIO, Inc.